EXHIBIT 23.1  Consent of Independent Certified Public Accountants

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-52609 and 33-38483 on Form S-3, in Pre-Effective Amendment No. 1 to Registration Statement No. 33-52205 on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 2-62919 on Form S-3, in Registration Statement Nos. 33-9501, 33-21556, and 33-57107 on Form S-8 of First Security Corporation of our report dated February 17, 1995, appearing in this Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1994.

[SIGNED]
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 23, 1995